Trane Technologies Reports Strong Third-Quarter 2022 Operating Results; Raises Full-Year Revenue and EPS Guidance

Highlights (third-quarter 2022 versus third-quarter 2021, unless otherwise noted):

●	Reported bookings of $4.5 billion, up 6 percent; organic bookings* up 8 percent

●	Reported revenues of $4.4 billion, up 18 percent; organic revenues* up 19 percent

●	GAAP operating margin up 120 bps; adjusted operating margin* up 60 bps

●	GAAP continuing EPS of $2.38; adjusted continuing EPS* of $2.27, up 26 percent
●	Strong backlog of $6.4 billion, up 28 percent; well positioned for 2022 and 2023

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, November 2, 2022 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $2.38 for the third quarter of 2022. Adjusted continuing EPS was $2.27, up 26 percent, and was lower than reported diluted EPS by $0.11 due to the exclusion of a discrete tax benefit and a favorable insurance settlement in the third quarter, partially offset by other adjustments.

Third-Quarter 2022 Results

Financial Comparisons - Third-Quarter Continuing Operations

$, millions except EPS	Q3 2022	Q3 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,493	$4,254	6%	8%
Net Revenues	$4,372	$3,720	18%	19%
GAAP Operating Income	$740	$583	27%
GAAP Operating Margin	16.9%	15.7%	120 bps
Adjusted Operating Income*	$729	$598	22%
Adjusted Operating Margin*	16.7%	16.1%	60 bps
Adjusted EBITDA*	$809	$670	21%
Adjusted EBITDA Margin*	18.5%	18.0%	50 bps
GAAP Continuing EPS	$2.38	$1.73	38%
Adjusted Continuing EPS	$2.27	$1.80	26%
Restructuring and Transformation Costs**	($4.3)	($21.5)	$17.2
**For details see table 2 of the news release.

“Trane Technologies delivered strong financial performance again in the third quarter, with 8 percent organic bookings growth, 19 percent organic revenue growth and 26 percent adjusted EPS growth,” said Dave Regnery, chair and CEO of Trane Technologies.

“We continue to see high levels of customer demand for our innovative, sustainable solutions, with broad-based organic revenue growth in every region and across our resilient portfolio of products and services.

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With our purpose-driven strategy, the power of our global team and the strength of our business operating system, we are confident raising our full-year guidance for revenue and EPS. Our financial strength, unprecedented backlog, and leading innovation position us well to deliver differentiated financial performance and shareholder returns in 2022 and over the long-term."

Highlights from the Third Quarter of 2022 (all comparisons against third quarter of 2021 unless otherwise noted)

•Delivered strong third-quarter revenue, operating income, and EPS growth.
•Robust bookings drove a book-to-bill ratio of 103 percent and a continued strong backlog of approximately $6.4 billion.
•Enterprise reported and organic bookings were up 6 percent and 8 percent, respectively.
•Enterprise reported revenues were up 18 percent including approximately 3 percentage points of negative foreign exchange impact. Organic revenues were up 19 percent.
•GAAP operating margin was up 120 basis points, adjusted operating and adjusted EBITDA margins were up 60 basis points and 50 basis points, respectively.
•Strong volume growth and positive price realization were partially offset by material and other inflation related to supply chain challenges and higher costs to serve customers, including spot buys and expedited freight. The Company also continued high levels of business reinvestment.

Third-Quarter Business Review (all comparisons against third quarter of 2021 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q3 2022	Q3 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,680.5	$3,307.4	11%	11%
Net Revenues	$3,481.4	$2,910.3	20%	19%
GAAP Operating Income	$652.4	$506.7	29%
GAAP Operating Margin	18.7%	17.4%	130 bps
Adjusted Operating Income	$630.0	$507.5	24%
Adjusted Operating Margin	18.1%	17.4%	70 bps
Adjusted EBITDA	$697.7	$566.9	23%
Adjusted EBITDA Margin	20.0%	19.5%	50 bps

•Reported and organic bookings were both up 11 percent.
•Reported and organic revenues were up 20 percent and 19 percent, respectively.
•Americas exited the third quarter of 2022 with backlog more than 2 times historical norms.
•GAAP operating margin was up 130 basis points, adjusted operating margin was up 70 basis points and adjusted EBITDA margin was up 50 basis points. Strong volume growth and positive price realization were partially offset by material and other inflation related to supply chain challenges and higher costs to serve customers, including spot buys and expedited freight. The Company also continued high levels of business reinvestment.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q3 2022	Q3 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$453.6	$574.4	(21)%	(10)%
Net Revenues	$513.1	$495.0	4%	18%
GAAP Operating Income	$80.1	$90.7	(12)%
GAAP Operating Margin	15.6%	18.3%	(270 bps)
Adjusted Operating Income	$86.3	$91.8	(6)%
Adjusted Operating Margin	16.8%	18.5%	(170 bps)
Adjusted EBITDA	$94.7	$99.4	(5)%
Adjusted EBITDA Margin	18.5%	20.1%	(160 bps)

•Reported and organic bookings were down 21 percent and 10 percent, respectively, driven by tough prior year comps in Transport. Commercial HVAC organic bookings were up low-teens.
•Reported revenues were up 4 percent, including approximately 14 percentage points of negative foreign exchange impact.
•EMEA exited the third quarter of 2022 with backlog approximately 40 percent more than historical norms.
•GAAP operating margin was down 270 basis points, adjusted operating margin was down 170 basis points and adjusted EBITDA margin was down 160 basis points. Strong volume growth and positive price realization were more than offset by foreign exchange, material and other inflation related to supply chain challenges and higher costs to serve customers, including spot buys and expedited freight. The Company also continued high levels of business reinvestment.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q3 2022	Q3 2021	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$358.8	$372.1	(4)%	3%
Net Revenues	$377.4	$314.5	20%	28%
GAAP Operating Income	$75.6	$52.3	45%
GAAP Operating Margin	20.0%	16.6%	340 bps
Adjusted Operating Income	$76.1	$53.7	42%
Adjusted Operating Margin	20.2%	17.1%	310 bps
Adjusted EBITDA	$81.8	$57.3	43%
Adjusted EBITDA Margin	21.7%	18.2%	350 bps

•Reported bookings were down 4 percent while organic bookings were up 3 percent.
•Reported revenues were up 20 percent including approximately 8 percentage points of negative foreign exchange impact. Organic revenues were up 28 percent.
•Asia Pacific exited the third quarter of 2022 with backlog approximately 50 percent more than historical norms.
•GAAP operating margin was up 340 basis points, adjusted operating margin was up 310 basis points and EBITDA margin was up 350 basis points, driven by higher volumes in the quarter. Strong volume
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growth and positive price realization were partially offset by foreign exchange, material and other inflation. The Company also continued high levels of business reinvestment.

Balance Sheet and Cash Flow

$, millions	Q3 2022	Q3 2021	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$933	$1,163	($230)
Free Cash Flow Y-T-D*	$891	$1,082	($191)
Working Capital/Revenue*	4.1%	1.8%	230 bps increase
Cash Balance 30 September	$1,080	$2,739	($1,659)
Debt Balance 30 September	$4,837	$4,841	($4)
•Through September 30, 2022, the Company had cash flow from continuing operating activities of $933 million and generated free cash flow of $891 million.
•During the third quarter, the Company deployed $156 million in dividends and $250 million in share repurchases. Year-to-date through October, the Company has deployed $900 million for share repurchases, $467 million for dividends, and approximately $250 million for M&A, including the acquisition of AL-KO Air Technology on October 31, 2022. The Company has approximately $3.5 billion remaining under current share repurchase authorizations.
•The Company expects to continue to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time.

Increasing Full-Year 2022 Revenue and EPS Guidance

•The Company expects full-year reported revenue growth of approximately 11 percent to 12 percent; organic revenue growth of approximately 13 percent to 14 percent versus full-year 2021.
•The Company expects GAAP continuing EPS for full-year 2022 of $7.24 to $7.29. This includes EPS of $0.09 for a discrete tax benefit and a favorable insurance settlement in Q3 2022 partially offset by other adjustments. The Company expects adjusted continuing EPS for full-year 2022 of $7.15 to $7.20.
•Additional information regarding the Company's 2022 guidance is included in the Company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future financial performance and targets, including revenue, EPS and operating income; our business operations; demand for our products and services, including bookings and backlog; capital deployment, including the amount and timing of our dividends, our share repurchase program, including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy, including acquisitions, if any; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity and cost savings associated with such activity; and our effective tax rate.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers; global economic conditions, including recessions and economic downturns, inflation, volatility in interest rates and foreign exchange; changing energy prices; the Russia-Ukraine conflict; climate change and our sustainability strategies and goals; commodity shortages; supply chain constraints and price increases; government regulation; restructurings activity and cost savings associated with such activity; secular trends toward decarbonization, energy efficiency and internal air quality, the outcome of any litigation, including the risks and uncertainties associated with the Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC; cybersecurity risks; and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2021, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

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This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
# # #
11/2/22

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Stephanie Moncada	Zac Nagle
757-806-8280	704-990-3913
stephanie.moncada@tranetechnologies.com	InvestorRelations@tranetechnologies.com

*Q3 Non-GAAP measures definitions

Adjusted operating income in 2022 is defined as GAAP operating income adjusted for restructuring costs, transformation costs, M&A transaction costs, non-cash adjustments for contingent consideration, a settlement charge for a compensation related payment to a retired executive, and an insurance settlement on a property claim in Q3 2022. Adjusted operating income in 2021 is defined as GAAP operating income adjusted for restructuring costs, transformation costs and M&A transaction costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2022 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, transformation costs, M&A transaction costs, non-cash adjustments for contingent consideration, a settlement charge for a retired executive, a insurance settlement on a property claim in Q3 2022, and a U.S. discrete non-cash tax adjustment. Adjusted net earnings in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.
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Adjusted continuing EPS in 2022 is defined as GAAP continuing EPS adjusted for net of tax impacts of restructuring costs, transformation costs, M&A transaction costs, non-cash adjustments for contingent consideration, a settlement charge for a retired executive, an insurance settlement on a property claim in Q3 2022, and a U.S. discrete non-cash tax adjustment. Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS adjusted for net of tax impacts of restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2022 is defined as adjusted operating income adjusted for depreciation and amortization expense, other income / (expense), net, and a settlement charge for a retired executive. Adjusted EBITDA in 2021 is defined as adjusted operating income adjusted for depreciation and amortization expense, other income / (expense), net, and charges related to certain entities deconsolidated under Chapter 11. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Adjusted effective tax rate for 2022 is defined as the ratio of income tax expense adjusted for the net tax effect of adjustments for restructuring costs, transformation costs, non-cash adjustments for contingent consideration, settlement charge for a retired executive, an insurance settlement in Q3 2022 on a property claim, and a U.S. discrete non-cash tax adjustment divided by adjusted net earnings. Adjusted effective tax rate for 2021 is defined as the ratio of income tax expense adjusted for the net tax effect of adjustments for restructuring costs, transformation costs, M&A transaction costs and charges related to certain entities deconsolidated under Chapter 11 divided by adjusted net earnings. This measure allows for a direct comparison of the effective tax rate between periods.

Free cash flow in 2022 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs, transformation costs, the continuing operations component of the qualified settlement fund (QSF) funding, a payout for a retired executive, and an insurance settlement in Q3 2022 on a property claim. Free cash flow in 2021 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q3 2022) less the prior period (e.g. Q3 2021), divided by the change in net revenues for the current period less the prior period.

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payable and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of September 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended September 30 multiplied by 4 to annualize for a full year).

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

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We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.
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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year ended
	ended September 30,		ended September 30,
	2022	2021	2022	2021
Net revenues	$4,371.9	$3,719.8	$11,917.9	$10,567.1
Cost of goods sold	(2,939.1)	(2,515.6)	(8,172.6)	(7,139.0)
Selling and administrative expenses	(693.3)	(620.8)	(1,907.0)	(1,840.5)
Operating income	739.5	583.4	1,838.3	1,587.6
Interest expense	(55.8)	(57.7)	(167.6)	(177.7)
Other income/(expense), net	(18.7)	(6.9)	(21.0)	(13.8)
Earnings before income taxes	665.0	518.8	1,649.7	1,396.1
Provision for income taxes	(104.7)	(96.8)	(302.4)	(268.0)
Earnings from continuing operations	560.3	422.0	1,347.3	1,128.1
Discontinued operations, net of tax	(7.9)	(13.3)	(16.6)	(12.6)
Net earnings	552.4	408.7	1,330.7	1,115.5
Less: Net earnings from continuing operations attributable to noncontrolling interests	(4.5)	(3.0)	(13.3)	(9.9)
Net earnings attributable to Trane Technologies plc	$547.9	$405.7	$1,317.4	$1,105.6

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$555.8	$419.0	$1,334.0	$1,118.2
Discontinued operations	(7.9)	(13.3)	(16.6)	(12.6)
Net earnings	$547.9	$405.7	$1,317.4	$1,105.6

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$2.38	$1.73	$5.66	$4.61
Discontinued operations	(0.04)	(0.05)	(0.07)	(0.06)
Net earnings	$2.34	$1.68	$5.59	$4.55

Weighted-average number of common shares outstanding:
Diluted	234.0	241.7	235.7	242.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2022				For the year ended September 30, 2022
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$4,371.9	$—		$4,371.9	$11,917.9	$—		$11,917.9

	Operating income	739.5	(10.7)	(a,b,c,d,e,f)	728.8	1,838.3	(17.3)	(a,b,c,d,e,f)	1,821.0
	Operating margin	16.9%			16.7%	15.4%			15.3%

	Earnings from continuing operations before income taxes	665.0	4.3	(a,b,c,d,e,f)	669.3	1,649.7	(2.3)	(a,b,c,d,e,f)	1,647.4
	Provision for income taxes	$(104.7)	(27.8)	(g,h)	(132.5)	(302.4)	(25.9)	(g,h)	(328.3)
	Tax rate	15.7%			19.8%	18.3%			19.9%
	Earnings from continuing operations attributable to Trane Technologies plc	$555.8	$(23.5)	(i)	$532.3	$1,334.0	$(28.2)	(i)	$1,305.8

	Diluted earnings per common share
	Continuing operations	$2.38	$(0.11)		$2.27	$5.66	$(0.12)		$5.54

	Weighted-average number of common shares outstanding:
	Diluted	234.0	—		234.0	235.7	—		235.7

	Detail of Adjustments:
(a)	Insurance settlement on property claim in Q3 2022 (COGS)		$(25.0)				$(25.0)
(b)	Non-cash adjustments for contingent consideration (SG&A)		0.7				(15.4)
(c)	Restructuring costs (COGS & SG&A)		10.4				15.8
(d)	Transformation costs (SG&A)		0.6				4.7
(e)	M&A transaction costs (SG&A)		1.8				1.8
(f)	Settlement charge for retired executive (SG&A & OIOE)		15.8				15.8
(g)	U.S. discrete non-cash tax benefit		(28.9)				(28.9)
(h)	Tax impact of adjustments (a,b,c,d,e,f)		1.1				3.0
(i)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$(23.5)				$(28.2)

	Pre-tax impact of adjustments on cost of goods sold		$(22.1)				$(17.6)
	Pre-tax impact of adjustments on selling & administrative expenses		11.4				0.3
	Pre-tax impact of adjustments on operating income		$(10.7)				$(17.3)
	Pre-tax impact of adjustments on other, net		15.0				15.0
	Pre-tax impact of adjustments on earnings from continuing operations		$4.3				$(2.3)
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended September 30, 2021				For the nine months ended September 30, 2021
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

	Net revenues	$3,719.8	$—		$3,719.8	$10,567.1	$—		$10,567.1

	Operating income	583.4	14.3	(a,b,c)	597.7	1,587.6	34.3	(a,b,c)	1,621.9
	Operating margin	15.7%			16.1%	15.0%			15.3%

	Earnings from continuing operations before income taxes	518.8	21.5	(a,b,c,d)	540.3	1,396.1	41.5	(a,b,c,d)	1,437.6
	Provision for income taxes	(96.8)	(5.7)	(e)	(102.5)	(268.0)	(11.1)	(e)	(279.1)
	Tax rate	18.7%			19.0%	19.2%			19.4%
	Earnings from continuing operations attributable to Trane Technologies plc	$419.0	$15.8	(f)	$434.8	$1,118.2	$30.4	(f)	$1,148.6

	Diluted earnings per common share
	Continuing operations	$1.73	$0.07		$1.80	$4.61	$0.12		$4.73

	Weighted-average number of common shares outstanding:
	Diluted	241.7	—		241.7	242.8	—		242.8

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$7.9				$19.7
(b)	Transformation costs (SG&A)		4.6				12.8
(c)	M&A transaction costs (SG&A)		1.8				1.8
(d)	Charges related to certain entities deconsolidated under Chapter 11		7.2				7.2
(e)	Tax impact of adjustments (a,b,c,d)		(5.7)				(11.1)
(f)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$15.8				$30.4

	Pre-tax impact of adjustments on cost of goods sold		$1.0				$3.6
	Pre-tax impact of adjustments on selling & administrative expenses		13.3				30.7
	Pre-tax impact of adjustments on operating income		$14.3				$34.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended September 30, 2022		For the quarter ended September 30, 2021
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$3,481.4		$2,910.3

	Segment operating income	$652.4	18.7%	$506.7	17.4%
	Restructuring/Other (a)	(22.4)	(0.6)%	0.8	0.0%
	Adjusted operating income *	630.0	18.1%	507.5	17.4%
	Depreciation and amortization	68.3	2.0%	55.9	1.9%
	Other income/(expense), net	(0.6)	(0.1)%	3.5	0.2%
	Adjusted EBITDA *	$697.7	20.0%	$566.9	19.5%

Europe, Middle East & Africa	Net revenues	$513.1		$495.0

	Segment operating income	$80.1	15.6%	$90.7	18.3%
	Restructuring	6.2	1.2%	1.1	0.2%
	Adjusted operating income	86.3	16.8%	91.8	18.5%
	Depreciation and amortization	6.0	1.2%	7.3	1.5%
	Other income/(expense), net	2.4	0.5%	0.3	0.1%
	Adjusted EBITDA	$94.7	18.5%	$99.4	20.1%

Asia Pacific	Net revenues	$377.4		$314.5

	Segment operating income	$75.6	20.0%	$52.3	16.6%
	Restructuring	0.5	0.2%	1.4	0.5%
	Adjusted operating income	76.1	20.2%	53.7	17.1%
	Depreciation and amortization	4.3	1.1%	3.8	1.2%
	Other income/(expense), net	1.4	0.4%	(0.2)	(0.1)%
	Adjusted EBITDA	$81.8	21.7%	$57.3	18.2%

Corporate	Unallocated corporate expense	$(68.6)		$(66.3)
	Restructuring/Other (b)	5.0		11.0
	Adjusted corporate expense	(63.6)		(55.3)
	Depreciation and amortization	5.4		5.2
	Other income/(expense), net (c)	(6.9)		(3.3)
	Adjusted EBITDA	$(65.1)		$(53.4)

Total Company	Net revenues	$4,371.9		$3,719.8

	Operating income	$739.5	16.9%	$583.4	15.7%
	Restructuring/Other (a,b)	(10.7)	(0.2)%	14.3	0.4%
	Adjusted operating income	728.8	16.7%	597.7	16.1%
	Depreciation and amortization	84.0	1.9%	72.2	1.9%
	Other income/(expense), net(c)	(3.7)	(0.1)%	0.3	—%
	Adjusted EBITDA	$809.1	18.5%	$670.2	18.0%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Other within Americas includes a $25 million insurance settlement on a property claim in Q3 2022 and a $0.7 million non-cash adjustment for contingent consideration for 2022.
(b) Other within Corporate includes M&A transaction costs of $1.8 million, a settlement charge for a retired executive of $0.8 million, and Transformation costs of $0.6 million for 2022. Other within Corporate includes $4.6 million of Transformation costs and $1.8 of M&A transaction costs in 2021.
(c) Other income/(expense), net within Corporate excludes a $15.0 million settlement charge for a retired executive in 2022 and $7.2 million in charges related to certain entities deconsolidated under Chapter 11 in 2021.

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Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, non-cash adjustments for contingent consideration, insurance settlement on property claim, M&A transaction costs, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended September 30,
	2022	2021
Total Company
Adjusted EBITDA *	$809.1	$670.2
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(84.0)	(72.2)
Interest expense	(55.8)	(57.7)
Provision for income taxes	(104.7)	(96.8)
Restructuring	(10.4)	(7.9)
Transformation Costs	(0.6)	(4.6)
M&A transaction costs	(1.8)	(1.8)
Charges related to certain entities deconsolidated under Chapter 11	—	(7.2)
Non-cash adjustments for contingent consideration	(0.7)	—
Insurance settlement on property claim	25.0	—
Settlement charge for retired executive	(15.8)	—
Discontinued operations, net of tax	(7.9)	(13.3)
Net earnings from continuing operations attributable to noncontrolling interests	(4.5)	(3.0)
Net earnings attributable to Trane Technologies plc	$547.9	$405.7

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

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Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$1,080.2	$2,159.2
Accounts and notes receivable, net	2,867.4	2,429.4
Inventories	1,949.2	1,530.8
Other current assets	402.3	351.5
Total current assets	6,299.1	6,470.9
Property, plant and equipment, net	1,432.1	1,398.8
Goodwill	5,370.3	5,504.8
Intangible assets, net	3,241.1	3,305.6
Other noncurrent assets	1,397.2	1,379.7
Total assets	$17,739.8	$18,059.8

LIABILITIES AND EQUITY
Accounts payable	$2,061.3	$1,787.3
Accrued expenses and other current liabilities	2,434.3	2,614.7
Short-term borrowings and current maturities of long-term debt	1,049.9	350.4
Total current liabilities	5,545.5	4,752.4
Long-term debt	3,787.5	4,491.7
Other noncurrent liabilities	2,538.4	2,542.6
Shareholders' Equity	5,868.4	6,273.1
Total liabilities and equity	$17,739.8	$18,059.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the nine months
	ended September 30,
	2022	2021
Operating Activities
Earnings from continuing operations	$1,347.3	$1,128.1
Depreciation and amortization	241.0	223.0
Changes in assets and liabilities and other non-cash items	(654.9)	(188.5)
Net cash provided by (used in) continuing operating activities	933.4	1,162.6
Net cash provided by (used in) discontinued operating activities	(189.7)	(1.4)
Net cash provided by (used in) operating activities	743.7	1,161.2

Investing Activities
Capital expenditures, net	(202.8)	(121.6)
Acquisition of businesses, net of cash acquired	(109.6)	(18.0)
Other investing activities, net	(12.8)	(69.2)
Net cash provided by (used in) continuing investing activities	(325.2)	(208.8)
Net cash provided by (used in) discontinued investing activities	(0.6)	—
Net cash provided by (used in) investing activities	(325.8)	(208.8)

Financing Activities
Payments of long-term debt	(7.5)	(432.5)
Dividends paid to ordinary shareholders	(467.0)	(421.9)
Repurchase of ordinary shares	(900.1)	(600.2)
Receipt of / (Settlement related to) special cash payment	(6.2)	(49.5)
Other financing activities, net	(32.2)	39.1
Net cash provided by (used in) financing activities	(1,413.0)	(1,465.0)

Effect of exchange rate changes on cash and cash equivalents	(83.9)	(38.5)
Net increase (decrease) in cash and cash equivalents	(1,079.0)	(551.1)
Cash and cash equivalents - beginning of period	2,159.2	3,289.9
Cash and cash equivalents - end of period	$1,080.2	$2,738.8

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Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	September 30,	September 30,	December 31,
	2022	2021	2021
Net Receivables	$2,867	$2,432	$2,429
Days Sales Outstanding	59.8	59.7	62.1

Net Inventory	$1,949	$1,483	$1,531
Inventory Turns	6.1	6.8	6.6

Accounts Payable	$2,061	$1,758	$1,787
Days Payable Outstanding	63.5	63.8	64.5

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	Nine months ended	Nine months ended
	September 30, 2022	September 30, 2021
Cash flow provided by continuing operating activities	$933.4	$1,162.6
Capital expenditures	(202.8)	(121.6)
Cash payments for restructuring	20.4	27.1
Transformation costs paid	8.9	13.5
QSF funding (continuing operations component)[1]	91.8	—
Compensation related payment to a retired executive	64.3	—
Insurance settlement on property claim in Q3 2022	(25.0)	—
Free cash flow *	$891.0	$1,081.6

1 On March 2, 2022, the Company funded $270.0 million to the qualified settlement fund (QSF), of which $91.8 million was allocated to continuing operations and $178.2 million was allocated to discontinued operations
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

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